H2O AMERICA
DEFERRAL ELECTION PROGRAM FOR NON-EMPLOYEE BOARD MEMBERS
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2027
I.PURPOSE OF RESTATEMENT
A.The Executive Compensation Committee (the “ECC”) of the Board of Directors (the “Board”) of H2O America (the “Corporation”) adopted the H2O America Deferral Election Program for Non-Employee Board Members (the “Program”) on January 30, 2006. The Program was subsequently amended June 1, 2006, December 6, 2007, October 30, 2013, November 14, 2016, and February 26, 2025. The Program is now amended and restated, effective as of January 1, 2027, to incorporate the prior amendments and make certain changes to facilitate administration of the Program.
B.The objectives of the Program are to (i) continue to promote the long-term success of the Corporation by linking incentive opportunities for non-employee members of the Board to the performance of the Corporation and (ii) permit Board members to elect to defer Board compensation, including retainer fees for service on any Board committee and fees for attendance at Board and Board committee meetings.
II.ELIGIBILITY
Each non-employee member of the Corporation’s Board of Directors is eligible to participate in the Program.
III.DEFERRAL AWARDS.
A.Annual Service Fees. For purposes of the Program, “Annual Service Fees” shall mean the following fees payable to an eligible Board member for each calendar year for which the Program continues in effect: (i) the annual retainer fee for service as a non-employee member of the Board of Directors of the Corporation or any affiliated entity (with each such board to be separately referred to herein as the “Board”); (ii) the annual retainer fee for service as a non-employee member of any committee of a Board; (iii) the attendance fee for each meeting of a Board that is scheduled for such calendar year prior to the start of that calendar year; and (iv) the attendance fee for each meeting of a committee of a Board on which the individual serves that is scheduled for such calendar year prior to the start of that calendar year. Fees for Board or Board committee meetings that occur during a particular calendar year, but that were not scheduled prior to the start of that calendar year cannot be deferred under the Program.
B.Deferral Procedure. Each non-employee member of the Corporation’s Board of Directors (“Participant”) may elect to defer the following percentages of the Participant’s Annual Service Fees for any calendar year by completing and filing with the Corporation a Deferral Election Form for that calendar year:
-either fifty percent (50%) or one hundred percent (100%) of the portion of the Annual Service Fees attributable to the retainer fees for service on each Board and each committee of such Board on which the Participant serves, and
-one hundred percent (100%) of the portion of the Annual Service Fees attributable to the meeting fees of each Board and each committee of such Board on which the Participant serves.

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C.Filing of Election. Such election must be filed on or before December 31 of the calendar year preceding the particular calendar year for which the Annual Service Fees subject to that election are to be earned. Each such election shall become irrevocable on that December 31 filing deadline and cannot be modified for any reason thereafter.
D.Deferral Election Account. For each calendar year for which the Participant defers all or part of the Participant’s Annual Service Fees, a separate Deferral Election Account shall be established and credited with the amount of the Annual Service Fees deferred for that year. The Annual Service Fees that a Participant defers for a particular calendar year shall be credited periodically to the Participant’s Deferral Election Account for that year as and when those Annual Service Fees would otherwise become due and payable to the Participant during such calendar year in the absence of the Participant’s Deferral Election for that calendar year, with the final such credit to be made no later than the last business day in that calendar year. All amounts so credited to the Participant’s Deferral Election Account established for that calendar year shall at all times be fully vested.
The Participant’s right to receive the balance credited to the Participant’s Deferral Election Account, shall be an unfunded and unsecured right of a general creditor.
E.Interest Credits. The Annual Service Fees for any calendar year that are deferred under the Program will be credited as a dollar amount to the Deferral Election Account established for the Participant for that particular year. The Participant’s Deferral Election Account will subsequently be credited with a fixed rate of interest, equal to the lower of (i) the then current 30-year long-term borrowing cost of funds to San Jose Water Company (or the equivalent thereof), as determined by the Plan Administrator as of the start of such calendar year, or (ii) 120% of the long-term Applicable Federal Rate, as determined by the Plan Administrator as of the start of such calendar year and based on semi-annual compounding. Earnings will be calculated daily and posted to the Participant’s Deferral Election Account monthly.
IV.DISTRIBUTION OF DEFERRAL ELECTION ACCOUNTS
A.Distribution of each of the Participant’s Deferral Election Accounts relating to deferred Annual Service Fees shall be made or commence on the thirtieth (30th) day following the Participant’s cessation of service as a member of the Corporation’s Board of Directors or as soon as administratively practicable after such scheduled distribution date, but in no event later than the end of the calendar year in which such cessation of Board service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such cessation of Board service. Each of the Participant’s separate post-2007 Deferral Election Accounts shall be distributed in cash either in the form of a single lump sum or in up to ten (10) annual installments, as the Participant may elect in the Participant’s Deferral Election Form for the calendar year to which that account pertains.
B.If the Participant dies before the entire balance of the Participant’s Deferral Election Accounts is distributed, then the unpaid balance shall be paid in a lump sum to the Participant’s designated beneficiary(ies) under the Program. Such payment shall be made within sixty (60) days after the date of the Participant’s death or as soon as administratively practical following the Participant’s death, but in no event later than the later of: (i) the end of the calendar year in which the Participant’s death occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of the Participant’s death. The Participant may designate one or more such beneficiaries or may revoke the Participant’s existing beneficiary designation and make a new designation, by filing a properly completed Beneficiary Designation, in substantially the form of attached Exhibit A, with the Plan Administrator or its designate. Should the Participant die without a valid beneficiary designation in effect or after the death of the

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Participant’s designated beneficiary(ies), then any amounts due him or her under the Program shall be paid to the personal representative of the Participant’s estate.
V.DEFINED TERMS
All capitalized terms in this Agreement, to the extent not expressly defined herein, shall have the meaning assigned to them in this Program document or the Deferral Election Form.
VI.MISCELLANEOUS.
All of the Participant’s Deferral Election Accounts are in all respects limited by and subject to the terms of this Program, the applicable Deferral Election Forms and any distribution elections made by the Participant pursuant to Sections IV.A and IV.B of the Program.
The Program shall be administered by the Corporation’s Board of Directors or, to the extent the Corporation’s Board of Directors has delegated administrative authority to the ECC, the ECC. The Corporation’s Board of Directors or the ECC, as applicable, may delegate any of its authority under the Program to one or more officers of the Corporation. As used herein, the “Plan Administrator” means the Corporation’s Board of Directors, the ECC or any officer to whom administrative authority has been delegated, as applicable.
The Corporation’s Board of Directors may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof, upon recommendation by the ECC; provided, however, that no such alteration, amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in the Participant’s Deferral Election Accounts and provided, further, that, no payment of benefits shall occur upon termination of the Program unless the requirements of Section 409A of the Internal have been met.

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EXHIBIT A
DEFERRAL ELECTION PROGRAM FOR NON-EMPLOYEE BOARD MEMBERS
DESIGNATION OF BENEFICIARY
I hereby designate the following individual or individuals as the beneficiary or beneficiaries of all my right, title and interest in and to the unpaid balance credited to my Deferral Election Accounts under the SJW Group Deferral Election Program for Non-Employee Board Members (the “Program”) at the time of my death, hereby revoking any prior designation of beneficiaries made by me under the Program:

	Name	Relationship	Percent of Total
(1)
(2)
(3)
(4)

The beneficiary must survive me; otherwise, the Participant’s designated share is to be divided equally among the beneficiaries who do survive me.
Signature:
Name:
Date:     , 20
4

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